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                                                                   EXHIBIT 10.33


                           CERTIFICATE OF AMENDMENT

                                    TO THE

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                             PURCHASEPRO.COM, INC.


     We the undersigned Senior Vice President and Assistant Secretary of PurchasePro.com, Inc. do hereby certify that:

     1. The Amended and Restated Articles of Incorporation of said corporation are amended as follows: Article Second of the Amended and Restated Articles of Incorporation is amended to read:

          SECOND: The authorized capital stock of the Corporation shall consist of a total of one hundred ninety-five million (195,000,000) shares of stock which are divided into classes and which have such designations, preferences, limitations and relative rights as follows:

          A. One hundred ninety million (190,000,000) shares of common stock with a par value of $.01 per share, designated as "Common Stock."

          B. Five million (5,000,000) shares of preferred stock of $.001 par value, designated as "Preferred Stock." The Board of Directors is vested with the authority to authorize by resolution from time to time the issuance of the Preferred Shares in one or more series, and to prescribe the number of Preferred Shares within each such series and the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series, including preferences and relative rights that may be superior to the Common Shares.

     2. The foregoing Amendment to the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

     3. The foregoing Amendment to the Amended and Restated Articles of Incorporation has been duly approved by the required vote of stockholders in accordance with section 78.390 of the Nevada Revised Statutes. The total number of outstanding shares of Common Stock of the Corporation is 32,935,226 which 22,604,710 have voted in favor of the Amendment to the Amended and Restated Articles of Incorporation. No shares of preferred stock are presently outstanding. The number of shares voting in favor of the amendment
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equaled or exceeded the vote required. The percentage of vote required under the
Amended and Restated Articles of Incorporation in effect at the time of this amendment was sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).


Dated:    July 24, 2000
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                                                  /s/ Scott H. Miller
                                          --------------------------------------
                                                      Scott H. Miller
                                                   Senior Vice President



                                                  /s/ Scott H. Miller
                                          --------------------------------------
                                                      Scott H. Miller
                                                   Assistant Secretary